   As filed with the Securities and Exchange Commission on March 30, 2020
Registration No. 333-226305

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
(Post-Effective Amendment No. 1)
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________
VALERITAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
__________________________

Delaware	46-5648907
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
750 Route 202 South, Suite 600
Bridgewater, NJ 08807
(908) 927-9920
(Address of principal executive offices, including zip code)

Valeritas Holdings, Inc.
Amended and Restated 2016 Equity Incentive Compensation Plan
(Full title of the plan)
__________________________

John E. Timberlake Chief Executive Officer Valeritas Holdings, Inc. 750 Route 202 South, Suite 600 Bridgewater, NJ 08807 (908) 927-9920 (Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒
Emerging growth company	☒	Smaller reporting company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-226305), or the Registration Statement, is being filed by Valeritas Holdings, Inc., a Delaware corporation, or the Company, in order to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all shares of the common stock, par value $0.001 per share, of the Company which remain unsold under the Registration Statement on the date hereof.

Following effectiveness of this Post-Effective Amendment No. 1, the Company intends to file a Form 15 to terminate its duty to file reports under Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, New Jersey, on March 30, 2020.

VALERITAS HOLDINGS, INC.

By:	/s/ John E. Timberlake
John E. Timberlake President and Chief Executive Officer (principal executive officer and interim principal financial officer)

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.